                                                              EXHIBIT 10(e)

                                ELEVENTH AMENDMENT

     This Eleventh Amendment (this "ELEVENTH AMENDMENT") is entered into as of the 1st day of September, 1999 with respect to that certain lease between HUB PROPERTIES TRUST, a Maryland real estate investment trust ("LANDLORD"), and ALLIANCE PHARMACEUTICAL CORP., a New York corporation ("TENANT").

     WHEREAS, Hartford Accident and Indemnity Company (the "ORIGINAL LANDLORD") and Tenant entered into a certain lease dated March 28, 1989 for a portion of the premises located at 3040 Science Park Road, San Diego, California (the "3040 BUILDING"); as amended by a certain Lease Amendment dated March 23, 1990, which Amendment increased the size of the leased premises to the entire rentable portion of the 3040 Building (the "3040 PREMISES"); and as amended by a certain Lease Amendment dated March 29, 1990; and

     WHEREAS, Original Landlord and Tenant entered into a Third Lease Amendment dated December 12, 1990; Fourth Lease Amendment dated December 12, 1991, which Amendment increased the size of the leased premises to include a portion of the premises located at 3030 Science Park Road, San Diego, California (the "3030 PREMISES"); Fifth Lease Amendment dated March 5, 1992; Sixth Lease Amendment dated April 15, 1992; Seventh Lease Amendment dated January 25, 1993; and Eighth Amendment dated February 5, 1993; and Ninth Lease Amendment dated April 23, 1993;

     WHEREAS, Hartford Fire Insurance Company ("HARTFORD") succeeded to the interest of the Original Landlord; and

     WHEREAS, Hartford and Tenant entered into a Tenth Lease Amendment dated June 5, 1995; and

     WHEREAS, Landlord has succeeded to the interest of Hartford; and

     WHEREAS, for purposes of this Eleventh Amendment, the above-referenced lease dated March 28, 1989 as amended on March 23, 1990; March 29, 1990; December 12, 1990; December 12, 1991; March 5, 1992; April 15, 1992; January 25, 1993; February 5, 1993; April 23, 1993; and June 5, 1995 shall be hereinafter defined collectively as "the LEASE"; and

     WHEREAS, Tenant desires to exercise its first option to extend the term of the Lease only with respect to the 3040 Premises, and Landlord is willing to agree to such extension upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Landlord and Tenant agree that the Lease is hereby amended as follows:

     1. The 3040 Premises shall be deemed to contain 38,670 rentable square feet.

     2. Landlord and Tenant acknowledge that, pursuant to Section II.F.1 of the Lease, Tenant hereby exercises its first option to extend the Term with respect to the 3040 Premises, and that Tenant has two such remaining options (one pursuant to Section II.F.2 of the Lease and one pursuant to Section II.F.3 of the Lease) with respect to the 3040 Premises. Landlord and Tenant further acknowledge that Tenant has three unexercised options (one each pursuant to Sections II.F.1, II.F.2 and II.F.3 of the Lease) with respect to the 3030 Premises.

     3. The definition of "BASE RENT" set forth in Section II.G of the Lease shall be amended by adding the following regarding the 3040 Premises:

                                   BASE RENT

        "LEASE PERIOD        PER ANNUM
    09/01/99 to 08/31/00:  $1,197,223.20
    09/01/00 to 08/31/01:  $1,238,986.80
    09/01/01 to 08/31/02:  $1,280,750.40"

     4. The definition of "MONTHLY INSTALLMENTS OF BASE RENT" set forth in
Section II.H of the Lease shall be amended by adding the following regarding the 3040 Premises:

                                    BASE RENT

        "LEASE PERIOD        PER MONTH
    09/01/99 to 08/31/00:  $ 99,768.60
    09/01/00 to 08/31/01:  $103,248.90
    09/01/01 to 08/31/02:  $106,729.20"

     5. Section II.D of the Lease shall be amended by inserting the following definition:

     "3040 Premises First Extended Term Commencement and Termination Dates. The commencement date of the first extended term with respect to the 3040 Premises (the "3040 Premises First Extended Term") shall be September 1, 1999 (the 3040 Premises First Extended Term Commencement Date") and the termination date of the 3040 Premises First Extended Term shall be August 31, 2002 (the "3040 Premises First Extended Term Termination Date"). Tenant shall, at its sole cost and expense, have plans ("Tenant's Plans") prepared for improvements solely to the 3040 Premises (the "Tenant's 3040 Premises Improvements"), and shall submit Tenant's Plans and the name of Tenant's proposed contractor(s) to Landlord for its approval (which approvals shall not be unreasonably withheld or delayed). Any disapproval shall be accompanied by a specific statement of reasons therefor and Tenant shall promptly revise and resubmit Tenant's Plans and, if necessary, submit additional proposed contractors in order to obtain Landlord's approval t

     On September 30, 1999, Landlord shall pay to Tenant the amount of $487,500 (the "Landlord's Contribution"). Landlord's Contribution shall be used in its entirety to pay for the cost of Tenant's 3040 Premises Improvements, to be performed between September 30, 1999 and February 1, 2002 in accordance with the terms of the Lease. Tenant shall provide Landlord with copies of paid invoices for the Tenant's 3040 Premises Improvements on or before March 1, 2002. To the extent that the sum of the paid invoices for Tenant's 3040 Premises Improvements provided to Landlord on or before March 1, 2002 shall be less than Landlord's Contribution, then Tenant shall pay such difference, including interest thereon from September 1, 1999 to the last day of the 3040 Premises First Extended Term at the rate of ten percent (10%) per annum, to Landlord upon the expiration of the 3040 Premises First Extended Term.

     If Tenant provides documentation acceptable to Landlord that it has exceeded Landlord's Contribution in the course of performing Tenant's 3040 Premises Improvements, Tenant may request that Landlord make a loan (the "Loan") to Tenant in an amount equal to the lesser of such excess or $130,000, which Loan Tenant shall repay to Landlord, as additional rent, over the period commencing on the date such Loan is made available to Tenant and continuing over the remainder of the 3040 Premises First Extended Term, in level monthly installments, due on the first day of each such remaining months, including interest on the unpaid amount at the rate of ten percent (10%) per annum."

     6. The Security Deposit, in the form of Letters of Credit in the aggregate amount of $778,820 previously deposited with Landlord, shall remain in place during the 3040 Premises First Extended Term.

     7. Effective from and after the First Extended Term Commencement Date, the provisions of Section (f) of Rider 1 of the Lease shall not apply with respect to the 3040 Premises and the following shall be inserted in their place:

     Tenant's Proportionate Share of Real Estate Taxes and Operating Expenses with respect to the 3040 Building shall be one hundred percent (100%); provided, however, that from and after the 3040 Premises First Extended Term Commencement Date, the costs of interior cleaning, window cleaning, parking lot cleaning, exterior landscape maintenance, extermination, fire protection monitoring and servicing, security system monitoring and servicing, elevator maintenance and uniforms shall be included in Operating Expenses in an amount equal to the lesser of the actual cost thereof and the costs therefor incurred in 1998, increased by the Index.

     "Index" shall mean the Consumer Price Index for Urban Wage Earners and Clerical Workers, San Diego, California, All Items, 1982-1984=100, or the Consumer Price Index for the smallest geographic area which includes San Diego, California. The Index is presently published by the Bureau of Labor Statistics of the United States of the United States Department of Labor. In the event publication of the Index ceases, the computation of the Annual Cap during each year shall be computed upon the basis of whatever index published by the United States Department of Labor at that time is most nearly comparable as a measure of general changes in price levels for the area in which the 3040 Premises are located. In the event that the Index ceases to use 1982-1984=100 as the basis of calculation, then the Index shall be converted to the amount(s) that would have resulted had the manner of calculating the Index not been altered.

     Tenant's Proportionate Share of Real Estate Taxes and Operating Expenses with respect to the 3030 Building shall continue to be calculated and administered as provided in Section (f) of Rider 1 of the Lease.

     8. In addition to all other limitations contained in the Lease, Landlord hereby notifies Tenant that the Declaration of Trust of Hub Properties Trust provides, and Tenant agrees, that no trustee, officer, director, general or limited partner, member, shareholder, beneficiary, employee or agent (including any person or entity from time to time engaged to supervise and/or manage the operation of Landlord) of Landlord shall be held to any liability, jointly or severally, for any debt, claim, demand, judgment, decree, liability or obligation of any kind (in tort, contract or otherwise) of, against or with respect to Landlord or arising out of any action taken or omitted for or on behalf of Landlord.

     9. Except as herein specifically amended, this Lease is hereby ratified and confirmed.

     IN WITNESS WHEREOF, the parties have hereto executed this Eleventh Amendment as of the date first above-written.

                                       LANDLORD:

                                       HUB PROPERTIES TRUST, a Maryland
                                       real estate investment trust

                                       By:
                                           ----------------------------
                                       Name: David M. Lepore
                                       Its: Sr. Vice President

                                       TENANT:

                                       ALLIANCE PHARMACEUTICAL CORP.,
                                       a New York corporation

                                       By:
                                           ----------------------------
                                       Name:
                                       Its:
:9/13/99


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